UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 21, 2005

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2005, Applied Imaging Corp.’s Board of Directors approved equity and cash incentives to enhance benefits designed to retain employees of the company as the Board considers strategic alternatives. The cash component is payable upon the earlier of (i) January 1, 2007, (ii) six months after a change of control of the company, or (iii) involuntary termination of the employee at any time after October 1, 2006 or the earlier entry into a term sheet for a change of control. The company anticipates this cash incentive to involve payment of a maximum of $225,000. The Board also approved an equity component consisting of the grant of stock options exercisable for an aggregate of 211,000 shares of common stock pursuant to the company’s 1998 Stock Option Plan. The shares vest over four years, but vesting is fully accelerated upon the earlier to occur of (i) six months after a change of control of the company, or (ii) the individual’s involuntary termination following the company’s execution of a term sheet for a change of control. To facilitate the stock option grants, the company’s Board members and Padraig S. O’Kelly, the company’s Corporate Vice President of Product, Development and Manufacturing, have each voluntarily tendered certain of their existing out-of-the-money stock options for cancellation, which, in the aggregate, have resulted in the return of a total of 226,495 shares to the 1998 Stock Option Plan.

In addition, the Board approved cash and equity incentives to retain Bill Cook, Senior Director, Strategy and Business Development for the company’s circulating tumor cell initiative, Terry Griffin, the company’s Chief Financial Officer, and Robin Stracey, the company’s Chief Executive Officer. The cash component is payable on January 1, 2007 if a definitive agreement to consummate a change of control of the company has not yet been executed and consists of payments of $87,500, $146,250, and $260,000 to Messrs. Cook, Griffin, and Stracey, respectively. In no event shall such payments exceed 50% of the net cash then available to the company; the company will make arrangements to pay amounts in excess thereof in stock, if available. In the event the company executes a definite agreement to consummate a change of control transaction and such transaction is ultimately consummated, these executives shall receive the greater of (i) the cash incentives set forth above or (ii) 7.5% of the total proceeds of such transaction. In addition to the foregoing cash incentives, the Board approved options exercisable for 30,000, 60,000, and 120,000 shares of common stock to Messrs. Cook, Griffin, and Stracey, respectively. The shares vest over four years, but vesting is fully accelerated upon the earlier to occur of (i) six months after a change of control of the company, or (ii) the individual’s involuntary termination following the company’s execution of a term sheet for a change of control.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Terry Griffin
Terry Griffin Corporate Vice President and Chief Financial Officer

Date: December 28, 2005

3